Exhibit 10.3




                                      NOTE

                                 Houston, Texas


$3,250,000.00                                                 December 31, 2003

     FOR VALUE RECEIVED, AVAILENT FINANCIAL, INC., a Delaware corporation, promises to pay to the order of BROYD, INC., a Texas corporation d/b/a/ First Texas Residential, at 141905 Southwest Freeway, Suite 201, Sugar Land, Texas 77478 (or such other place as the holder hereof may hereafter designate in writing), in immediately available funds and in lawful money of the United States of America, the principal sum of THREE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 ($3,250,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the Stated Rate and interest on all past due amounts, both principal and accrued interest, from the respective due dates thereof until paid at the Past Due Rate; provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Ceiling Rate.

     Definitions. As used in this note, the following terms shall have the respective meanings indicated: "Ceiling Rate" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that the Texas Finance Code establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in the Texas Finance Code) for that day. Payee may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to Maker, if and to the extent permitted by the Texas Finance Code. Without notice to Maker or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates. "Co-Maker" means any one of the persons or entities executing this note in the capacity of "Maker."
"Credit Documents" means any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the indebtedness evidenced by this note, including without limitation this note and the Security Agreement.
"Debt" means the indebtedness evidenced by this note and the indebtedness to Payee incurred under or evidenced by the Credit Documents.
"Maker" means Availent Financial Inc., a Delaware corporation.
"Maturity Date" means the maturity of this note, (i) January 31, 2004 or (ii) in the event that this note is not paid in full by January 31, 2004, Buyer may extend the Maturity Date to February 29, 2004 by paying Seller (as payment of part of the Purchase Price under the Purchase Agreement) $100,000.00 in cash or other immediately available funds on or before January 31, 2004 , as the same may hereafter be accelerated pursuant to the provisions of this note or any of the other Credit Documents.
"Obligor" means any person or entity now or hereafter primarily or secondarily obligated to pay all or any part of the Debt.
"Past Due Rate" means, on any day, a rate per annum equal to the Ceiling Rate for that day, or only if applicable law imposes no maximum nonusurious rate of interest for that day, then the Past Due Rate for that day shall be a rate per annum equal to the Stated Rate plus five percent (5%) per annum.



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

"Payee" means Broyd, Inc., a Texas corporation d/b/a First Texas Residential, and any other holder or holders of this note from time to time and, upon acquisition of this note by any holder or holders other than the named payee, effective as of the time of such acquisition, the term "Payee" shall mean all of the then holders of this note, to the exclusion of all prior holders not then retaining or reserving an interest in this note, to the end that all the rights, powers, remedies, liens, benefits and privileges accruing and to accrue hereunder to Payee, as such term is used herein, shall inure to the benefit of and be owned and held by the holder or holders of this note from time to time, whether such holder acquires this note through succession to or assignment from a prior Payee.
"Prime Rate" means the "Prime Rate" as reported in the Money Rates section of The Wall Street Journal (or if such rate is not available, a comparable interest rate index selected by Payee), not to exceed the Ceiling Rate. Without notice to Maker or any other person or entity, the Prime Rate shall automatically fluctuate upward and downward as and in the amount by which said prime rate fluctuates, with each change to be effective as of the date of each change in said prime rate.
"Security Agreement" means the Security Agreement dated concurrently herewith between Maker and Payee, as the same may be amended, supplemented, restated or replaced from time to time.
"Stated Rate" means, on any day, a rate per annum equal to the Prime Rate for that day plus two percent (2%); provided, that if on any day the Prime Rate for that day plus two percent (2%) shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balance of this note plus the Additional Interest equals the total amount of interest which would have accrued if there had been no Ceiling Rate. If this note matures (or is prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of this note, Maker promises to pay on demand to the order of the holder of this note interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest which would have accrued on this note if the Stated Rate had been defined as equal to the Ceiling Rate from time to time in effect and (ii) the total interest which would have accrued on this note if the Stated Rate were not so prohibited from exceeding the Ceiling Rate, over (b) the total interest actually accrued hereon to such maturity (or prepayment) date. Without notice to Maker or any other person or entity, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this Subparagraph.

     Security. This note is secured by the Security Agreement which covers and affects the property more fully described therein.

     Computation of Interest. Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made. Such interest shall be computed for the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be.

     Mandatory Payments of Principal and Interest. The principal of this note, together with accrued and unpaid interest on the unpaid principal balance of this note, shall be due and payable on the Maturity Date. All payments hereon made pursuant to this Paragraph shall be applied first to accrued interest, the balance to principal.

     No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in this note or any of the other Credit Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this note or any of the other Credit Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this note or any of the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums contracted for, charged or received by the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread, using the actuarial method, throughout the full stated term of this note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.


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

     Default. The occurrence of any of the following events shall constitute default under this note, whereupon the owner or holder hereof may, at its, his or her option, exercise any or all rights, powers and remedies afforded under any of the Credit Documents and by law, including the right to declare the unpaid balance of principal and accrued interest on this note at once mature and payable:

     (a) any part of the Debt is not paid when due, whether by lapse of time or acceleration or otherwise.

     (b) any Obligor fails to perform, observe or comply with--or defaults under--any of the terms, covenants, conditions or provisions contained in any Credit Document.

     (`C) any representation or warranty made in this note or any of the other
          Credit Documents or in any other report or other paper now or hereafter provided to Payee pursuant or incident to this note or any other Credit Document or the Debt proves to have been untrue or misleading in any material respect as of the date made or deemed made.

     (d) any Obligor: (i) voluntarily suspends transaction of business; (ii) becomes insolvent or unable to pay its debts as they mature; (iii) commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of any receiver or trustee for any such party or for any substantial portion of its property; or
          (vi) make an assignment to an agent authorized to liquidate any substantial part of its assets.

     (e) in respect of any Obligor: (i) an involuntary case shall be commenced with any court or other authority seeking liquidation, reorganization or a creditor's arrangement of any such party; (ii) an order of any court or other authority shall be entered appointing any receiver or trustee for any such party or for any substantial portion of its property; or (iii) a writ or warrant of attachment or any similar process shall be issued by any court or other authority against any substantial portion of the property of any such party and such petition seeking liquidation, reorganization or a creditor's arrangement or such order appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment or similar process is not vacated, released or bonded off within thirty (30) days after its entry or levy.

     (f) the death, legal incompetency, dissolution, liquidation or termination of any Obligor.

     (g) any one or more final judgments for the payment of money shall be rendered against any Obligor and the same shall remain unstayed or undischarged for a period of thirty (30) days.

     (h) any Obligor shall claim--or any court shall find or rule--that Payee does not have a valid lien on any security which may have been provided by such Obligor.

     (i) the sale, encumbrance or abandonment (except as otherwise expressly agreed to in writing by Payee) of any property now or hereafter covered by any instrument now or hereafter securing the Debt, the making of any levy, seizure or attachment of or on any such property or the loss, theft, substantial damage or destruction of any such property.

     (j) any Obligor shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud any of its creditors, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or, while insolvent, shall have suffered or permitted any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from its date.


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

     No Waiver by Payee. No delay or omission of Payee or any other holder hereof to exercise any power, right or remedy accruing to Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Payee's right to accelerate this note for any late payment or Maker's failure to timely fulfill its other obligations hereunder or under the other Credit Documents shall not be waived or deemed waived by Payee by Payee's having accepted a late payment or late payments in the past or Payee otherwise not accelerating this note or exercising other remedies for Maker's failure to timely perform its obligations hereunder or under the other Credit Documents. Payee shall not be obligated or be deemed obligated to notify Maker that it is requiring Maker to strictly comply with the terms and provisions of this note and the other Credit Documents before accelerating this note and exercising its other remedies hereunder or under the other Credit Documents because of Maker's failure to timely perform its obligations under this note and the other Credit Documents.
     Costs and Attorneys' Fees. If any holder of this note retains an attorney in connection with any default or to collect, enforce or defend this note or any of the Credit Documents in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any of the Credit Documents and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees.
     Waivers by Maker and Others. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Credit Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.
     Paragraph Headings. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.
     Venue; Choice of Law. This note is performable in Harris County, Texas, which shall be a proper place of venue for suit on or in respect of this note. Maker hereby irrevocably agrees that any legal proceeding in respect of this note shall be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division (collectively, the "Specified Courts"). Maker hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Maker hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this note or any of the Credit Documents brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Maker further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Maker. Nothing herein shall affect the right of Payee to commence legal proceedings or otherwise proceed against Maker in any jurisdiction or to serve process in any manner permitted by applicable law. Maker agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.
     Successors and Assigns. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.



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

     Records of Payments. The records of Payee shall be prima facie evidence of the amounts owing on this note.
     Severability. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Payee for having bargained for and obtained it.
     Sale and Assignment. Payee reserves the right, exercisable in its sole discretion and without notice to Maker or any other person, to sell participations or assign its interest, or both, in all or any part of this note or any loan evidenced by this note.
     Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties as follows (and if so given, shall be deemed given when mailed):

                  If to Maker:

                  Availent Financial, Inc.
                  2720 Stemmons Freeway, South Tower
                  Suite 600
                  Dallas, Texas  75207
                  Attention:  President

                  If to Payee:

                  Broyd, Inc.
                  141905 Southwest Freeway, Suite 201
                  Sugar Land, Texas  77478
                  Attention:  Thomas P. Boyd

Maker's address for notice may be changed at any time and from time to time, but only after thirty (30) days' advance written notice to Payee and shall be the most recent such address furnished in writing by Maker to Payee. Payee's address for notice may be changed at any time and from time to time, but only after ten
(10) days' advance written notice to Maker and shall be the most recent such address furnished in writing by Payee to Maker. Actual notice, however and from whomever given or received, shall always be effective when received.

     Prepayment. Maker may at any time pay the full amount or any part of this note without the payment of any premium or fee.

     Provisions Relating to Co-Makers. Each Co-Maker agrees that it shall never be entitled to be subrogated to any of Payee's rights against any Obligor or any other person or entity or any collateral or offset rights held by Payee for payment of the Debt until full payment of the Debt, complete performance of all of the obligations of the Obligors under the Credit Documents and final termination of Payee's obligations--if any--to make further advances under this note or to provide any other financial accommodations to any Obligor. The value of the consideration received and to be received by each Co-Maker is reasonably worth at least as much as the liability and obligation of each Co-Maker incurred or arising under this note and all related papers and arrangements. Each Co-Maker has determined that such liability and obligation may reasonably be expected to substantially benefit each Co-Maker directly or indirectly (or if any such Co-Maker is not a natural person, such Co-Maker's board of directors, general partners or other governors have made that determination). Each Co-Maker


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

has had full and complete access to the underlying papers relating to the Debt and all other papers executed by any Obligor or any other person or entity in connection with the Debt, has reviewed them and is fully aware of the meaning and effect of their contents. Each Co-Maker is fully informed of all circumstances which bear upon the risks of executing this note and which a diligent inquiry would reveal. Each Co-Maker has adequate means to obtain from each other Co-Maker on a continuing basis information concerning such other Co-Maker's financial condition, and is not depending on Payee to provide such information, now or in the future. Each Co-Maker agrees that Payee shall have no obligation to advise or notify any Co-Maker or to provide any Co-Maker with any data or information regarding any other Co-Maker. The execution and delivery of this note is not a condition precedent (and Payee has not in any way implied that the execution of this note is a condition precedent) to Payee's making, extending or modifying any loan to any Co-Maker or to any other financial accommodation to or for any Co-Maker (other than the loans and financial accommodations evidenced by this note).
     Business Loans. Maker warrants and represents to Payee and all other holders of this note that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in the Texas Finance Code.
     Entire Agreement. This note and the other Credit Documents embody the entire agreement and understanding between Payee and Maker and other parties with respect to their subject matter and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Maker acknowledges and agrees that there is no oral agreement between Maker and Payee which has not been incorporated in this note and the other Credit Documents.

                                     AVAILENT FINANCIAL, INC.,
                                     a Delaware corporation


                                     By: /s/ Patrick A. McGeeney
                                         ------------------------------------
                                             Patrick A. McGeeney
                                             Chairman/CEO









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